SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                ASHFORD.COM, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

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                                     [LOGO]


                                ASHFORD.COM, INC.
                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098


                                  June 29, 2000



TO THE STOCKHOLDERS OF ASHFORD.COM, INC.

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Ashford.com, Inc. (the "Company"), which will be held at the Renaissance Hotel, Greenway II Room, Concourse Level, located at 6 Greenway Plaza East, Houston, Texas 77046, on Thursday, July 27, 2000, at 4:30 p.m., Central Time.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.


                                          Sincerely,



                                          Kenneth E. Kurtzman
                                          CHIEF EXECUTIVE OFFICER

                                     [LOGO]


                                ASHFORD.COM, INC.
                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 2000

      The Annual Meeting of Stockholders (the "Annual Meeting") of Ashford.com, Inc. (the "Company") will be held at the Renaissance Hotel, Greenway II Room, Concourse Level, located at 6 Greenway Plaza East, Houston, Texas, 77046, on Thursday, July 27, 2000, at 4:30 p.m., Central Time, for the following purposes:

      1. To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;

      2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001; and

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on June 28, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 3800 Buffalo Speedway, Suite 400, Houston, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,



                                          Gary A. Paranzino
                                          VICE PRESIDENT, GENERAL COUNSEL
                                            AND SECRETARY
Houston, Texas
June 29, 2000


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                ASHFORD.COM, INC.
                        3800 BUFFALO SPEEDWAY, SUITE 400
                              Houston, Texas 77098

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 2000

      These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ashford.com, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Renaissance Hotel, Greenway II Room, Concourse Level, located at 6 Greenway Plaza East, Houston, Texas 77046, on Thursday, July 27, 2000, at 4:30 p.m., Central Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about June 30, 2000.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On June 28, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 45,891,116 shares of Common Stock outstanding. Each stockholder of record on June 28, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on June 28, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

      The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

      PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

      PROPOSAL 2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

      Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the

Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has retained the services of ChaseMellon Consulting Services, L.L.C. ("ChaseMellon") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee not to exceed $5,500.00 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage houses, fiduciaries, and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Company currently has authorized seven directors. In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2000 Annual Meeting; Class II, whose term will expire at the 2001 Annual Meeting; and Class III, whose term will expire at the 2002 Annual Meeting. At the 2000 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2003 or until his respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class I. The nominees for the Board of Directors are both currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES FOR TERM ENDING IN 2003

      Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and certain biographical information.

                               DIRECTOR
                                 NAME              SINCE      AGE
                        ----------------------   ---------  ------

                          J. Robert Shaw (1)    April 1998    34
                          Robert Cohn           May 2000      51
--------------------

(1)   Member of Compensation Committee and Audit Committee.

      J. ROBERT SHAW is a co-founder of the Company and has served as the Chairman of the Board since April 1998. In 1989, Mr. Shaw founded Synergy Development Corp., an information-technology consulting firm that provided equipment and services to online commerce companies, and was President and Chief Executive Officer since its inception. In 1999, Synergy Development Corp. reorganized as Emerging Inc., an online commerce consulting firm. Mr. Shaw has been President, Chief Executive Officer and Director of Emerging Inc. since its inception. From 1985 to 1989, Mr. Shaw served as Vice President of Sales and Finance for StyleWare, Inc., a software company that was subsequently sold to Claris Corporation. Mr. Shaw received a Bachelor of Business Administration in economics CUM LAUDE from the University of St. Thomas.

      ROBERT COHN has served as a director of the Company since May 2000. From September 1997 until his retirement in May 1999, Mr. Cohn served as Executive Vice President of Lucent Technologies, Inc. From June 1982 until September 1997, Mr. Cohn served as founder, Chief Executive Officer and Chairman of the Board of Octel Communications, a provider of voice messaging systems. Mr. Cohn presently serves as a director of Chapters Online Inc., a Canadian internet portal company, and Saba Software, Inc., an enterprise software company. Mr. Cohn holds a B.S. from the University of Florida and an M.B.A. from Stanford University.

      Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and certain biographical information.

                                                    DIRECTOR
                                 NAME                SINCE        AGE
                        -----------------------  -------------   -----
                        Kenneth E. Kurtzman (2)     May 1999       37
                        James H. Whitcomb, Jr. (2)  March 1998     34
                        Kevin R. Harvey (3)         December 1998  35
                        Colombe M. Nicholas (4)     August 1999    55
--------------------

(2)   Member of Stock Option Committee.

(3)   Member of Audit Committee.

(4)   Member of Compensation Committee.



      KENNETH E. KURTZMAN joined the Company in May 1999 as our Chief Executive Officer and a Director. From August 1995 to April 1999, Mr. Kurtzman served as Vice President and General Manager of several divisions of Compaq Computer Corporation, including the Small and Medium Business Division and Compaq.com. From September 1989 to August 1995, Mr. Kurtzman worked for McKinsey & Co., an international consulting firm, where most recently he served as a Principal working in the computing, telecommunications, systems integration, banking and energy industries. Mr. Kurtzman received a Bachelor of Arts in economics MAGNA CUM LAUDE from Rice University, an undergraduate degree in economics from Cambridge University and a Masters in Business Administration from the Graduate School of Business at Stanford University.

      JAMES H. WHITCOMB, JR. co-founded the Company and oversees all aspects of technology as well as general corporate issues and strategy. He has served as the Company's President and as a Director since March 1998. From the Company's inception to May 1999, he served as Chief Executive Officer and from May 1999 to February 2000 he served as the Company's Chief Operating Officer. From February 1990 to March 1998, Mr. Whitcomb served as Chief Technology Officer at Synergy Development Corp, an information-technology consulting firm that provided equipment and services to online commerce companies, and has been a Director since its inception. In 1999, Synergy Development Corp. reorganized as Emerging Inc., an online commerce consulting firm. Mr. Whitcomb has served as a Director of Emerging Inc. since its inception. Mr. Whitcomb earned a bachelor's degree in accounting from the University of Texas at Austin.

      KEVIN R. HARVEY has served as a Director of the Company since December 1998. Mr. Harvey has been a Managing Member of the general partner of Benchmark Capital, a venture capital firm, since January 1995. From July 1993 to January 1995, he served as General Manager for Lotus Development Corporation. In August 1990, Mr. Harvey founded Approach Software Corporation, a software company, where he served as the President and Chief Executive Officer until July 1993 when Approach was sold to Lotus Development Corporation. Prior to founding Approach, Mr. Harvey founded Styleware Inc. Mr. Harvey is also a director of Broadbase Software, Inc., a developer and provider of customer relationship applications, Critical Path, Inc., an e-mail hosting services company, Red Hat Software, a developer and provider of open source software and services, and a director of several privately held companies. Mr. Harvey received a B.S.E.E. from Rice University.

      COLOMBE M. NICHOLAS has served as a Director of the Company since August 1999. Ms. Nicholas served as President and Chief Executive Officer for Anne Klein Group, a women's fashion apparel company, from August 1996 to July 1999, when the company was sold to Kasper, ASL. From December 1993 to July 1996, Ms. Nicholas served as President and Chief Executive Officer of Orr Felt Company, a family-owned business that provides felt for paper manufacturing. From April 1991 to November 1993, she was the President and Chief Operating Officer of Giorgio Armani Fashion Corporation, the largest licensee of Armani Spa, Italy. From May 1980 to January 1989, Ms. Nicholas served as President and Chief Executive Officer of Christian Dior New York, a designer fashion company. Ms. Nicholas received a Bachelor of Arts in languages from the University of Dayton and a J.D. from the University of Cincinnati College of Law.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      During the fiscal year ended March 31, 2000, the Board of Directors held twelve (12) meetings and acted by written consent on six (6) occasions. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

      During the fiscal year ended March 31, 2000, the Audit Committee of the Board of Directors held one (1) meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The members of the Audit Committee are J. Robert Shaw and Kevin R. Harvey.

      During the fiscal year ended March 31, 2000, the Compensation Committee of the Board of Directors held one (1) meeting and acted by written consent on two
(2) occasions. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are J. Robert Shaw and Colombe M. Nicholas.

      During the fiscal year ended March 31, 2000, the Stock Option Committee of the Board of Directors held one (1) meeting and acted by written consent on forty-eight (48) occasions. The Stock Option Committee administers the Company's stock-based incentive compensation plans for employees and consultants who are not considered officers or directors of the Company. The members of the Stock Option Committee are Kenneth E. Kurtzman and James H. Whitcomb, Jr.

DIRECTOR COMPENSATION

      Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors. Directors are eligible to participate in our stock plans. Subsequent to the Company's initial public offering, non-employee directors are eligible to receive automatic option grants under the Company's 1999 Equity Incentive Plan. New non-employee directors joining the Board subsequent to the Company's initial public offering receive, at a minimum, a fully vested option for 2,375 shares of the Company's Common Stock. At each annual meeting of stockholders, beginning in 2000, all non-employee directors continuing to be Board members after the annual meeting will receive, at a minimum, a fully vested option for 7,125 shares of the Company's Common Stock.

      Ms. Nicholas has received the following options from the Company: (a) on August 15, 1999, she received an option for 71,250 shares of the Company's Common Stock at an exercise price per share of $4.22; (b) on February 18, 2000, Ms. Nicholas received an option for 72,000 shares of the Company's Common Stock at an exercise price per share of $7.31; and (c) on April 25, 2000, Ms. Nicholas received an option for 72,000 shares of the Company's Common Stock at an exercise price per share of $2.625. The Company paid Ms. Nicholas $47,612 during fiscal 2000 for the consulting services she provided to the Company. Mr. Cohn has received an option for 143,250 shares of the Company's Common Stock at an exercise price per share of $2.625.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 31, 2000, certain information known to the Company regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock,
(ii) the directors, (iii) the executive officers named in the Summary Compensation Table and (iv) the directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of May 31, 2000. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 45,891,116 shares of Common Stock outstanding as of May 31, 2000. Unless otherwise indicated, the address for each listed stockholder is: c/o Ashford.com, Inc., 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098. To our knowledge, except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.


                                                    SHARES BENEFICIALLY OWNED
                                                      AS OF MAY 31, 2000 (1)
                                                    --------------------------
                                                     NUMBER OF     PERCENTAGE
BENEFICIAL OWNER                                      SHARES        OF CLASS
--------------------------------------------------  ------------  ------------

Kevin Harvey                                         10,982,177         23.93%
  Entities affiliated with Benchmark Capital
  Partners II, L.P. (2)
Michael Moritz                                        2,491,053          5.43
  Entities affiliated with Sequoia Capital (3)
Bernard Arnault                                       2,375,000          5.18
  Arkaro Holdings B.V. (4)
Amazon.com, Inc.                                      7,406,632         16.14
  Entities affiliated with Amazon.com, Inc. (5)
J. Robert Shaw                                        3,111,250          6.78
Kenneth E. Kurtzman (6)                               1,856,104          4.04
James H. Whitcomb, Jr. (7)                            3,147,250          6.85
David F. Gow (8)                                        332,770          *
Gary A. Paranzino (9)                                   225,618          *
Jeffrey R. Helms (10)                                 1,702,083          3.71
Colombe Nicholas (11)                                    78,750          *
Robert Cohn                                             243,250          *
All directors and executive officers as a group
   (11 persons) (12)                                 20,480,895         43.51

-----------------------
   * Less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities.

(2) Consists of shares held by Benchmark Capital Partners II, L.P. as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders Fund II, L.P., Benchmark Founders Fund II-A, L.P. and Benchmark Members' Fund II, L.P. Kevin R. Harvey is a Managing Member of Benchmark Capital Management Co. II, L.L.C., the general partner of the Benchmark entities and is a director of the Company. He disclaims beneficial ownership of the shares held by the entities except to the extent of his pecuniary interest therein. The address for Mr. Harvey and the Benchmark entities is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3) Includes 903,056 shares held by Sequoia Capital VIII, 11,457 shares held by Sequoia International Technology Partners VIII, 59,784 shares held by Sequoia International Technology Partners VIII(Q), 19,931 shares held by CMS Partners LLC, 2,195 shares held by Sequoia 1997, 1,484,185 shares held by Sequoia Capital Franchise Fund and 10,445 shares held by Sequoia Capital Franchise Partners. Mr. Moritz is a managing member of the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII, Sequoia International Technology Partners VIII (Q), Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. He disclaims beneficial interest in the shares held by the partnerships except to the extent of his pecuniary interest therein. The address for each of these entities and for Mr. Moritz is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, California 94025.

(4) Mr. Arnault, the majority shareholder of the ultimate parent company of Arkaro Holdings B.V., may be deemed to share the power to direct the voting and disposition of all of the shares held by Arkaro Holdings B.V., and he disclaims beneficial interest of such shares except to the extent of his pecuniary interest therein. The address for Arkaro Holdings B.V. and for Mr. Arnault is Locatellikade, 1, Parnassustoren 1076 AZ Amsterdam, The Netherlands.

(5) As reported in a Schedule 13G filed on January 7, 2000, Amazon.com, Inc. has the sole power to vote or to direct the vote as to 707,964 shares and has, along with Amazon.com Holdings, Inc. and Amazon.com Advertising Services NV, Inc., shared power to vote or to direct the vote as to 6,698,668 shares. Amazon.com, Inc.'s address is 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144

(6) Includes options to purchase 3,604 shares subject to options exercisable within 60 days of May 31, 2000.

(7) Includes options to purchase 36,000 shares subject to options exercisable within 60 days of May 31, 2000.

(8) Includes options to purchase 332,770 shares subject to options exercisable within 60 days of May 31, 2000.

(9) Includes options to purchase 225,618 shares subject to options exercisable within 60 days of May 31, 2000.

(10) Includes options to purchase 39,583 shares subject to options exercisable within 60 days of May 31, 2000.

(11) Includes options to purchase 78,750 shares subject to options exercisable within 60 days of May 31, 2000.

(12) Includes options to purchase 1,180,468 shares subject to options exercisable within 60 days of May 31, 2000.


                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1998 Stock Incentive Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 2000 Non-Officer Stock Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers. The Committee is composed of non-employee directors and meets on a scheduled basis to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. Additionally, the Committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

      For the fiscal year ended March 31, 2000, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

      GENERAL COMPENSATION POLICY. The objective of the Company's executive compensation program is to align executive compensation with the Company's long and short-term business objectives and performance. Additionally, it is imperative that executive compensation enables the Company to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Company's executive compensation decisions:

o RISK AND REWARD. A significant portion of an executive's compensation should be tied to their performance and contributions to the success of the Company.

o PAY FOR PERFORMANCE. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

o COMPENSATE COMPETITIVELY. The Company compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

      During fiscal 2000, the Company's executive compensation program included these key elements:

o BASE SALARY. The Company establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries. Additionally, each executive's base pay is positioned relative to the total compensation package, including cash incentives and equity-based incentives.

o CASH BONUS. Mr. Paranzino received a signing bonus and a bonus to pay certain relocation expenses, according to the offer letter from the Company to Mr. Paranzino.

o EQUITY-BASED INCENTIVES. Stock options are designed to align the interests of each executive with those of the shareholders. Each year, the Committee considers the grant to executives of stock option awards. The Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives continued employment with the Company. The number of stock option shares that are granted to individual executives is based on demonstrated performance. In fiscal 2000 the Company granted to each employee, including each executive officer, a fully vested option for 1,000 shares as a seasonal holiday bonus. The additional options granted to the Named Officers in fiscal 2000 were granted based on each officer's annual performance review.

      CEO COMPENSATION. The annual base salary for Mr. Kurtzman, the Company's Chief Executive Officer, was established by the Board based on the Board's subjective evaluation of Mr. Kurtzman's personal performance of his duties. Mr. Kurtzman's bonus for fiscal 2000 was guaranteed according to Mr. Kurtzman's employment agreement with the Company. The option grants made to Mr. Kurtzman during the 2000 fiscal year were based upon his potential for increasing long-term shareholder value and are intended to place a significant portion of his total compensation at risk. His options will have no value unless there is appreciation in the value of the Company's Common Stock over the option terms.

      TAX LIMITATION. Under the federal tax laws, a publicly held company such as Ashford.com, Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1999 Equity Incentive Plan (the "Plan") for an exemption available to performance-based compensation, certain provisions of the Plan provide a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each year over the term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.




                                          Compensation Committee

                                          J. Robert Shaw
                                          Colombe M. Nicholas


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board was formed in September 1999, and the members of the Compensation Committee are J. Robert Shaw and Colombe M. Nicholas. Mr. Shaw currently serves as Chairman of the Board of the Company and Ms. Nicholas is currently a member of the Board of Directors of the Company. Neither of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between September 23, 1999 and March 31, 2000 with the cumulative total return of (i) the Nasdaq National Market Composite Index and (ii) the Chase H&Q Internet 100 Index (the "H&Q Internet Index"), over the same period. This graph assumes the investment of $100.00 on September 23, 1999 in the Company's Common Stock and on September 23, 1999 in the Nasdaq National Market Composite Index and the H&Q Internet Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                                     9/23/99  9/30/99 12/31/99 3/31/00
                                     -------  ------- -------- -------
   Ashford.com, Inc.                 $100.00  $ 70.91 $ 84.62  $ 36.30
   NASDAQ Stock Market (U.S.)         100.00    99.76  147.36   165.48
   Chase H&Q Internet 100             100.00   104.81  202.89   211.91


      The Company effected its initial public offering of its Common Stock on September 22, 1999 and trading of the Company's Common Stock commenced on September 24, 1999. The closing price on September 24, 1999 was $12.625 per share. The graph above commences with the price of $13.00 per share on September 23, 1999.

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended March 31, 2000 and 1999 by the Company's Chief Executive Officer and each of the Company's other four highest paid executive officers whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended March 31, 2000 (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                  -----------
                                                                  NUMBER OF
                                           ANNUAL COMPENSATION    SECURITIES
                                FISCAL   -----------------------  UNDERLYING
 NAME AND PRINCIPAL POSITION     YEAR     SALARY($)    BONUS($)   OPTIONS(#)
------------------------------  ------   ----------   ----------  -----------

Kenneth E. Kurtzman              2000    $ 225,962    $  50,000    1,878,500
  Chief Executive Officer        1999         --           --           --
  and Director

James H. Whitcomb, Jr            2000      200,923         --         36,000
  President and Chief            1999       76,923(1)      --           --
  Information
  Officer and Director

David F. Gow                     2000      175,606         --         27,250
  Chief Financial Officer        1999       13,462(2)      --        831,250

Gary A. Paranzino                2000       94,615(3)    57,308      443,199
  Vice President, General        1999         --           --           --
  Counsel and Secretary

Jeffrey R. Helms                 2000      163,885         --           --
  Vice President,                1999       35,962(4)      --        118,750
  Technology

------------------------------

(1)   Mr. Whitcomb commenced employment with the Company in November, 1998.

(2)   Mr. Gow commenced employment with the Company in March, 1999.

(3)   Mr. Paranzino commenced employment with the Company in July, 1999.

(4) Mr. Helms commenced employment with the Company in November, 1998 and ceased full-time employment with the Company in November, 1999.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table provides information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 2000 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.


                      OPTION GRANTS IN LAST FISCAL YEAR (1)


                                        INDIVIDUAL GRANTS (2)
                     -----------------------------------------------------------------------------
                                 % OF TOTAL                              POTENTIAL REALIZABLE
                     NUMBER OF    OPTIONS                                  VALUE AT ASSUMED
                     SECURITIES  GRANTED TO                           ANNUAL RATES OF STOCK PRICE
                     UNDERLYING   EMPLOYEES   EXERCISE               APPRECIATION FOR OPTION TERM(4)
                      OPTIONS     IN FISCAL   PRICE PER  EXPIRATION   -----------------------------
NAME                 GRANTED(#)      YEAR    SHARE($)(3)    DATE         5%($)           10%($)
------------------  ------------  ---------  ----------  ----------    ----------      ----------

Kenneth E. Kurtzman 1,852,500(5)   25.48%    $    0.43    5/15/09      $  500,962      $1,269,535
                        1,000(6)    0.01          8.56     2/2/10           5,383          13,642
                       25,000(7)    0.34          7.31    2/18/10         114,930         291,256

James H. Whitcomb, Jr.  1,000(6)    0.01          8.56     2/2/10           5,383          13,642
                       35,000(5)    0.48          7.31    2/18/10         160,903         407,759

David F. Gow            1,000(6)    0.01          8.56     2/2/10           5,383          13,642
                       26,250(7)    0.36          7.31    2/18/10         120,677         305,819

Gary A. Paranzino     118,750(5)    1.63          0.43    7/31/09          32,113          81,380
                      304,699(7)    4.19          9.22    10/1/09       1,766,769       4,477,340
                        1,000(6)    0.01          8.56     2/2/10           5,383          13,642
                       18,750(7)    0.26          7.31    2/18/10          86,198         218,442

Jeff R. Helms            --         --            --        --              --              --


(1) In August 1999, the Company's Board of Directors declared a stock split of
    4.75 shares for every 1 share of Common Stock or Preferred Stock then outstanding. The stock split became effective on September 21, 1999. Accordingly, all share information included herein has been restated to reflect the stock split.

(2) The Company granted options to purchase 7,269,976 shares of Common Stock during the fiscal year ended March 31, 2000. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination if the optionee's service with the Company ceases. The plan administrator has the discretion to accelerate the vesting of options upon a change in control.

(3) The exercise price may be paid in cash, check, promissory note, in shares of the Company's Common Stock valued at fair market value on the exercise date or a broker-assisted cashless exercise procedure. All options were granted at an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Prior to the Company's initial public offering of its securities, the Company's Board of Directors determined the fair market value of the Company's Common Stock. Following the Company's initial public offering of its securities, the fair market value of the Company's Common Stock was based on the Common Stock prices reported on the Nasdaq National Market.

(4) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Annual stock price appreciation of 5% and 10% is assumed in keeping with rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of the term at the appreciated price.

(5) Each of these options is immediately exercisable. The shares underlying these options are subject to repurchase by the Company at the original exercise price per share, upon the optionee's cessation of service before vesting in such shares. The repurchase right lapses in equal monthly installments over a 48-month period of service.

(6) Each of these options is immediately exercisable and fully vested on the date of the grant.

(7) Each of these options becomes exercisable and vested in equal monthly installments over a 48-month period of service.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

      The following table provides the specified information concerning unexercised options held as of March 31, 2000 by the Named Officers and the number and value of options that were exercised in the fiscal year ended March 31, 2000. No stock appreciation rights were exercised during the fiscal year ended March 31, 2000, and no stock appreciation rights were outstanding as of March 31, 2000.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                               NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                        SHARES                UNDERLYING UNEXERCISED  IN-THE-MONEY OPTIONS
                       ACQUIRED               OPTIONS AT FY-END(#)(1)  AT FY-END($)(1)(2)
                          ON         VALUE     ---------------------  ----------------------
       NAME           EXERCISE(#)  REALIZED($)  VESTED     UNVESTED    VESTED      UNVESTED
-------------------   -----------   ---------  --------    --------   --------    ----------

Kenneth E. Kurtzman    1,852,500        $0        1,520      24,480         -            -

James H. Whitcomb, Jr.     -            -         1,729      34,271         -            -

David F. Gow               -            -       261,311     597,189   $1,213,103   $2,668,835

Gary A. Paranzino          -            -        59,268     383,931       84,903      424,534

Jeff R. Helms              -            -        39,583      79,167      184,853      369,710
---------------------

(1) Vested shares are not subject to repurchase by the Company. Unvested shares are subject to repurchase by the Company.

(2) Based on the fair market value of the Company's Common Stock per share at March 31, 2000 ($4.72) less the exercise price per share payable for such shares.

            EMPLOYMENT CONTRACTS, CHANGE IN CONTROL ARRANGEMENTS AND
                              SEVERANCE AGREEMENTS

      Under the Company's 1999 Equity Incentive Plan and 1998 Stock Incentive Plan, if a change in control of Ashford.com occurs, an option or other award will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or if the surviving corporation or its parent does not substitute comparable awards for the awards granted under such plans.

      All of the Named Officers have executed agreements with the Company indicating that their employment is at will and employment may be terminated by each officer or the Company at any time for any reason.

      The Company entered into an employment agreement with Mr. Kurtzman, the Company's Chief Executive Officer, as of May 1, 1999, which provided for Mr. Kurtzman's salary, bonus, option and severance payments. He received a signing bonus of $50,000 in May, 1999. The Company's Board of Directors will determine whether he receives any future bonuses, which will be awarded based on objective or subjective criteria established in advance by the Company's Board of Directors. Under this agreement Mr. Kurtzman was granted an option for 1,852,500 shares of the Company's Common Stock. If a change in control occurs, the vesting of the option shares will accelerate, and an additional 25% of Mr. Kurtzman's unvested option shares will become vested. If Mr. Kurtzman is terminated without cause, Mr. Kurtzman will receive a severance payment equal to nine months of salary and additional vesting of his option shares as if he provided another nine months of service with the Company. Mr. Kurtzman's employment is at-will. Either he or Ashford.com can terminate his employment at any time for any reason, with or without cause.

      The Company entered into an employment agreement with Mr. Paranzino, the Company's Vice President, General Counsel and Secretary, as of July 24, 1999, which provided for Mr. Paranzino's salary, bonus, option and severance payments. He received a signing bonus and a relocation bonus. Mr. Paranzino also received an option for 118,750 shares of the Company's Common Stock. If a change in control occurs, or Mr. Paranzino is involuntarily or constructively terminated or he becomes deceased or permanently disabled (collectively, "Severance Event"), this option becomes exercisable and vested as to an additional number of shares, as if he provided another 12 months of service following the event; provided, however, in no event will he receive more than 12 months of vesting acceleration if more than one of the previously described events occur. Mr. Paranzino's option for 304,699 shares of the Company's Common Stock also has the same vesting acceleration provision. In addition, if a Severance Event occurs, Mr. Paranzino will receive six months of continued salary and employee benefits.

      In addition, the Company entered into a stock restriction agreement, dated December 4, 1998, with Mr. Whitcomb, the Company's President and Chief Information Officer. Pursuant to that agreement, if a change in control occurs and the Company's repurchase right that applies to his shares is not assigned to the successor corporation, then Mr. Whitcomb's shares will become fully vested. Pursuant to an employment agreement all shares vest upon termination with or without cause and would no longer be subject to the stock restriction agreement upon such termination. Under this employment agreement, Mr. Whitcomb's employment is at-will. Either he or Ashford.com can terminate his employment at any time for any reason, with or without cause. In addition, the Company's Board of Directors will determine whether he receives any bonuses, which will be awarded based on objective or subjective criteria established in advance by the Company's Board of Directors.

      The Company entered into a separation agreement with Mr. Helms, the Company's Vice President, Technology, dated November 11, 1999. Under this agreement, Mr. Helms ceased full-time employment November 11, 1999 and continued employment as a part-time employee through August 13, 2000 (the "Remaining Period"). During the Remaining Period, the Company will pay Mr. Helms $50,000 for his services, and Mr. Helms will not be eligible for vacation accrual or any employee benefit, other than health benefits under COBRA. During the Remaining Period, the Company agreed to pay a portion of Mr. Helms' COBRA premiums, such that his share of the premiums remains the same as when he was a full-time employee. The Company also paid Mr. Helms a lump sum cash payment of $76,000. In consideration for the benefits under this agreement, Mr. Helms signed a release of claims against the Company.

                                 PROPOSAL NO. 2


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Arthur Andersen LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

      Arthur Andersen LLP has audited the Company's financial statements since inception through March 31, 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

      The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

      In May 1999, the Company loaned $780,000 to Kenneth E. Kurtzman, Chief Executive Officer and director, in connection with Mr. Kurtzman's exercise of an option to purchase 1,852,500 shares of common stock. Mr. Kurtzman issued a promissory note to us bearing interest at the rate of 5.22% per annum that is secured by a pledge of a portion of the shares acquired and is payable in full by May 2004.

      In December 1999, the Company sold 707,964 shares of its common stock to Amazon.com, Inc., a leading online retailer, for $10 million in cash. The Company also issued an additional 6,698,664 shares of its common stock to Amazon.com in exchange for advertising placements targeted at Amazon.com's customer base with the intent of delivering new customers to the Company (the "Advertising Placements"). The fair market value of the shares issued in connection with the Advertising Placements totaled $94.6 million and is being amortized over the one-year term of the agreement. During fiscal 2000, the Company paid $6.0 million and expects to pay an additional $2.0 million during fiscal 2001 to Amazon.com for promotional costs in connection with the acquisition of new customers. As of March 31, 2000, Amazon.com held an approximate 16.5% ownership interest in the Company.

      In April 2000, the Company loaned $375,888 to Robert Cohn, a director, in connection with Mr. Cohn's exercise of an option to purchase 143,250 shares of common stock. Mr. Cohn issued a promissory note to us bearing interest at the rate of 6.71% per annum that is secured by a pledge of the shares acquired and is payable in full by April 2004.

      J. Robert Shaw, the Chairman of the Board of the Company and one of our founders, is the President and Chief Executive Officer of Emerging Inc. and Synergy Development Corp., information-technology consulting firms that provide equipment and services to online commerce companies. In addition, James H. Whitcomb, Jr., our President, Chief Information Officer and one of our directors, is also a director of Emerging Inc. and Synergy Development Corp. During fiscal 2000, the Company purchased computer equipment and consulting services from Emerging Inc. and Synergy Development Corp. at prices and terms that the Company believes are equivalent to those available to and transacted with unrelated parties. During fiscal 2000, charges for consulting services and payments for computer equipment to Emerging Inc. and Synergy Development Corp. totaled $2.5 million.

      Kevin Harvey, a director of the Company, is also a director of Broadbase Software, Inc., a developer and provider of customer relationship applications. During fiscal 2000, the Company purchased software from Broadbase totaling approximately $160,000 at prices and terms that the Company believes are equivalent to those transacted with unrelated parties.

      We believe that all of these transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to us we could have obtained from unaffiliated third parties.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                    FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ASHFORD.COM, INC., 3800 BUFFALO SPEEDWAY, SUITE 400, HOUSTON, TEXAS 77098, ATTN:
ELLEN BROOKS, INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than May 29, 2001, in order to be included. Such stockholder proposals should be addressed to Ashford.com, Inc., 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098, Attn: Gary Paranzino, Corporate Secretary.

                                  OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.



                                          BY ORDER OF THE BOARD OF DIRECTORS,



                                          Kenneth E. Kurtzman
                                          CHIEF EXECUTIVE OFFICER

Houston, Texas
June 29, 2000




WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                          ASHFORD.COM, INC.                         PROXY
             3800 BUFFALO SPEEDWAY, SUITE 400, HOUSTON, TEXAS 77098

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHFORD.COM, INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 27, 2000

   The undersigned holder of Common Stock, par value $.001, of Ashford.com, Inc. (the "Company") hereby appoints Kenneth Kurtzman and Gary A. Paranzino, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, July 27, 2000 at 4:30 p.m. local time, at the Renaissance Hotel, Greenway II Room, Concourse Level, located at 6 Greenway Plaza East, Houston, Texas 77046, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)
                                ASHFORD.COM, INC.

       [X]  PLEASE MARK VOTES
            AS IN THIS EXAMPLE

1. To elect the following directors to     2. To ratify the
   serve for a term ending upon the 2003      appointment of Arthur
   Annual Meeting of Stockholders or          Andersen LLP as the
   until their successors are elected and     Company's independent
   qualified:                                 public accountants for
                                              the fiscal year ending
NOMINEES:  J. Robert Shaw and Robert Cohn     March 31, 2001.
FOR      WITHHELD       For all nominees,     [ ]      [ ]        [ ]
                        except for nominees   FOR    AGAINST    ABSTAIN
                        written below.
 [ ]        [ ]         [ ]

            _______________________
            Nominee exception(s).
                                           In their discretion, the proxies are
                                           authorized to vote upon such other
                                           business as may properly come before
                                           the Annual Meeting.

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
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.


Signature: _______________________  Signature (if held jointly): _______________
Date: _____________, 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

                                       20